Report of Independent Registered Public Accounting
Firm

To the Board of Trustees of
The Advisors Inner Circle Fund and Shareholders of
AIG Money Market Fund
Acadian Emerging Markets Portfolio
FMA Small Company Portfolio
ICM Small Company Portfolio
McKee International Equity Portfolio
Rice Hall James Micro Cap Portfolio
Rice Hall James Mid Cap Portfolio
Rice Hall James Small Cap Portfolio
TS&W Equity Portfolio
TS&W Fixed Income Portfolio
TS&W International Equity Portfolio and
United Association S&P 500 Index Fund


In planning and performing our audit of the financial statements of AIG Money Market Fund,
Acadian Emerging Markets Portfolio, FMA Small
Company Portfolio, ICM Small Company Portfolio,
McKee International Equity Portfolio, Rice Hall
James Micro Cap Portfolio, Rice Hall James Mid Cap
Portfolio, Rice Hall James Small Cap Portfolio, TS&W
Equity Portfolio, TS&W Fixed Income Portfolio, TS&W
International Equity Portfolio, and United
Association S&P 500 Index Fund (twelve of the portfolios/funds constituting The Advisors Inner
Circle Fund, hereafter referred to as the Funds) as of and for the year ended October 31, 2009 in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and their operations, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of October
31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of The Advisors Inner Circle Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Philadelphia, Pennsylvania
December 21, 2009

2

2